UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2019

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-13759 (Commission File Number)	68-0329422 (IRS Employer Identification Number)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices, including Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RWT	New York Stock Exchange

Item 1.01	Entry Into a Material Definitive Agreement.

On September 24, 2019, RWT Holdings, Inc. (“Holdings”), an indirect wholly owned subsidiary of Redwood Trust, Inc. (“Redwood”), completed its private offering (the “Offering”) of $201,250,000 aggregate principal amount of Holdings’ 5.75% Exchangeable Senior Notes due 2025 (the “Notes”). Holdings issued the Notes under an indenture dated as of September 24, 2019 (the “Indenture”), by and among Holdings, Redwood and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”). The Notes are fully and unconditionally guaranteed by Redwood (the “Guarantee”), and upon exchange, holders of the Notes will receive shares of Redwood’s common stock, par value $0.01 per share (the “Common Stock”), together with cash in lieu of any fractional share.

The Notes were issued in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”).

The resulting aggregate net proceeds to Holdings from the Offering were approximately $195.4 million, after deducting initial purchasers’ discounts and estimated expenses. Holdings intends to use the net proceeds from the Offering for general corporate purposes, which may include the repayment of debt, including all or a portion of the $201 million outstanding aggregate principal amount of its 5.625% exchangeable senior notes due 2019. Holdings may also distribute a portion of the net proceeds to Redwood to fund its business and investment activity, which may include funding pending or recently completed investment transactions (including, for example, funding the remainder of the purchase price for subordinate securities backed by a pool of reperforming and non-performing residential mortgage loans, and funding capital calls on a multifamily whole loan investment fund). In addition, Redwood may use a portion of the net proceeds from the Offering distributed by Holdings to fund new investment opportunities in portfolios of residential, multifamily or business-purpose residential loans or securities, to make other portfolio investments, to fund its mortgage banking business, and for general corporate purposes. Pending such uses, Redwood may use all or a portion of the net proceeds from the Offering to temporarily reduce borrowings under its short-term residential or business-purpose loan warehouse facilities and its short-term real estate securities repurchase facilities, and Redwood may subsequently re-borrow amounts under such facilities to fund the activity described above.

The Notes bear interest at a rate of 5.75% per year, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2020. The Notes are senior unsecured obligations of Holdings and rank senior in right of payment with other existing and future unsecured indebtedness of Holdings that is expressly subordinated in right of payment to the Notes. The Notes also rank equal in right of payment with Holdings’ unsecured indebtedness that is not so subordinated, effectively junior in right of payment to Holdings’secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally subordinated to the claims of Holdings’ subsidiaries’ creditors, including trade creditors. The Guarantee is a senior unsecured obligation of Redwood and ranks senior in right of payment to Redwood’s existing and future unsecured indebtedness that is expressly subordinated to the Guarantee. The Guarantee also ranks equal in right of payment with Redwood’s unsecured indebtedness that is not so subordinated, effectively junior in right of payment to Redwood’s secured indebtedness, to the extent of the value of the assets securing such indebtedness, and structurally subordinated to the claims of Redwood’s other subsidiaries’ creditors, including trade creditors.

The Notes will mature on October 1, 2025 (the “Maturity Date”), unless earlier exchanged, redeemed or repurchased. Holders may exchange any of their Notes into shares of Common Stock, at the applicable exchange rate, at any time prior to the close of business on the second scheduled trading day prior to the Maturity Date, unless the Notes have been previously repurchased or redeemed by Holdings.

The initial exchange rate of the Notes is 55.1967 shares of Common Stock per $1,000 principal amount of Notes, which is equivalent to an initial exchange price of approximately $18.12 per share. The initial exchange price represents a premium of approximately 10.0% over the closing price of Redwood’s Common Stock on September 19, 2019. The exchange rate is subject to adjustment in certain circumstances.

If a fundamental change (as defined in the Indenture) occurs, then, subject to certain conditions and a limited exception, holders of the Notes may require Holdings to repurchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, up to, but excluding, the repurchase date.

Holdings will not be permitted to redeem the Notes prior to their maturity, except to the extent necessary to preserve Redwood’s status as a real estate investment trust for U.S. federal income tax purposes. Holdings may at any time and from time to time repurchase Notes by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws.

If an event of default (as defined in the Indenture) occurs and is continuing, the Trustee, by notice to Holdings, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice to Holdings and the Trustee, may, and the Trustee at the request of such Holders shall, declare 100% of the principal of and accrued and unpaid interest on all the Notes to be due and payable. In the case of an event of default arising out of certain bankruptcy or insolvency events (as set forth in the Indenture), 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

A copy of the Indenture is filed as Exhibit 4.1 to this Current Report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is contained in Item 1.01 above and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is contained in Item 1.01 above and is incorporated herein by reference. The issuance and sale of the Notes to the initial purchasers was made in accordance with Section 4(a)(2) of the Securities Act in transactions not involving any public offering. Based on the initial maximum exchange rate of 60.7164 shares of Common Stock per $1,000 principal amount of Notes, an initial maximum of 12,219,175 shares are issuable upon exchange of the Notes.

Item 8.01.	Other Events.

On September 24, 2019, a subsidiary of Redwood entered into a repurchase agreement providing long-term, non-marked-to-market recourse debt financing collateralized by a pool of approximately $310 million principal amount of subordinate residential mortgage-backed securities held in Redwood’s investment portfolio. The financing is fully and unconditionally guaranteed by Redwood. Approximately $186 million of borrowings are outstanding under this agreement, with an interest rate of approximately 4.21% through September 2022 and final maturity in September 2024.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, by and among Redwood Trust, Inc., RWT Holdings, Inc. and Wilmington Trust, National Association, as Trustee, dated as of September 24, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2019	REDWOOD TRUST, INC.

	By:	/s/ Andrew P. Stone
Name: Andrew P. Stone
Title: General Counsel and Secretary